Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

"SPECTRUMDNA MERGER SUB, INC.", A DELAWARE CORPORATION,

WITH AND INTO "SPECTRUMDNA, INC." UNDER THE NAME OF "SPECTRUMDNA STUDIOS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF JANUARY, A.D. 2008, AT 2:11 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4216317 8100M

080068238

AUTHENTICATION: 6329281

DATE: 01-23-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:11 PM 01/22/2008
FILED 02:11 PM 01/22/2008
SRV 080068238 - 4216317 FILE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated this 18th day of January, 2008, is entered into pursuant to Section 251(g) of the General Corporation Law of Delaware, among SpectrumDNA, Inc., a Delaware corporation (the "Surviving Company"), SpectrumDNA Holdings, Inc., a Delaware corporation ("SpectrumDNA Holdings"), and SpectrumDNA Merger Sub, Inc., a Delaware corporation (the "Merger Sub").

RECITALS:

WHEREAS, the Surviving Company is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue (i) 100,000,000 shares of Common Stock, $.001 par value per share (the "Surviving Company Common Stock"), of which 48,626,672 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding as of the date hereof:

WHEREAS, SpectrumDNA Holdings is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue (i) 100,000,000 shares of Common Stock, $.001 par value per share (the "SpectrumDNA Holdings Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding as of the date hereof;

WHEREAS, the Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 1,000 shares of Common Stock, $.001 par value per share of which 1,000 shares are issued and outstanding as of the date hereof;

WHEREAS, all of the outstanding capital stock of SpectrumDNA Holdings is held by the Surviving Company and all of the outstanding capital stock of the Merger Sub is held by SpectrumDNA Holdings;

WHEREAS, the Merger Sub desires to merge with and into the Surviving Company, and the Surviving Company desires that the Merger Sub be merged with and into it, with the result that the Surviving Company would be a wholly-owned subsidiary of SpectrumDNA Holdings, and the current stockholders of the Surviving Company would become stockholders of SpectrumDNA Holdings;

WHEREAS, the Boards of Directors of the Surviving Company, SpectrumDNA Holdings and the Merger Sub have adopted resolutions approving this Agreement and Plan of Merger; and

WHEREAS, the transactions contemplated by this Agreement and Plan of Merger are intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and also as a tax-free merger transaction pursuant to Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Merger**. The Merger Sub shall be merged into the Surviving Company pursuant to Section 251(g) of the General Corporation Law of Delaware. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Merger Sub shall cease forthwith upon the Effective Time (as defined below). The merger of the Merger Sub into the Surviving Company shall herein be referred to as the "Merger". The Merger shall have the effects set forth in Section 259 of the General Corporation Law of Delaware.

2. **Effective Time**. The Merger shall be effective upon the filing of this Agreement and Plan of Merger or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after execution of this Agreement and Plan of Merger. The time of such effectiveness shall herein be referred to as the "Effective Time".

3. **SpectrumDNA Holdings Common Stock**. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of SpectrumDNA Holdings Common Stock issued and outstanding immediately prior to the Merger shall be cancelled and shall cease to exist without payment of any consideration therefor.

4. **Common Stock, Options and Warrants of the Surviving Company**. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of the Surviving Company Common Stock issued and outstanding immediately prior thereto shall be changed and converted into and represent the right to receive one fully paid and non-assessable share of SpectrumDNA Holdings Common Stock. (ii) each share of the Surviving Company Common Stock held in treasury shall be cancelled, and (iii) each unexercised option, warrant or other right to purchase a share of the Surviving Company Common Stock. whether or not exercisable, shall be assumed by SpectrumDNA Holdings and shall be deemed to constitute an option. warrant or other right. as the case may be. to acquire. on the same terms and conditions as were applicable under such option, warrant or other right immediately prior to the Effective Time, one share of SpectrumDNA Holdings Common Stock. The exercise price per share of each such option, warrant or other right, term. exercisability. vesting schedule, if applicable, and all of the other terms of such option or warrant shall remain unchanged. SpectrumDNA Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares SpectrumDNA Holdings Common Stock for delivery upon exercise of the options, warrants or other rights assumed pursuant to this Section 4.

5. **Common Stock of the Merger Sub**. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock of the Merger Sub issued and outstanding immediately prior thereto shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Common Stock, par value $.001 per share, of the Surviving Company.

6. **Stock Certificates**. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Surviving Company shall be deemed for all purposes to evidence ownership of and to represent the shares of SpectrumDNA Holdings into which the shares of the Surviving Company represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Merger Sub shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company into which the shares of the Merger Sub represented by such certificates have been converted as herein provided. The registered owners on the books and records of SpectrumDNA Holdings and the Surviving Company or their respective transfer agents of any such outstanding stock certificates shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of SpectrumDNA Holdings or the Surviving Company evidenced by such outstanding certificates as above provided. No new certificates will be issued in respect of shares of the Surviving Company Common Stock.

7. **Certificate of Incorporation and By-Laws.**

(a) The Certificate of Incorporation of SpectrumDNA Holdings in effect on the Effective Time shall be amended in accordance with Section 251(g) of the General Corporation Law of Delaware as follows:

(i) Article FIRST of the Certificate of Incorporation of SpectrumDNA Holdings shall be amended to read in its entirety as follows:

"FIRST: The name of the Corporation is **SpectrumDNA, Inc.**"

(b) The By-Laws of SpectrumDNA Holdings in effect on the Effective Time shall continue to be the By-Laws of SpectrumDNA Holdings until amended in accordance with the provisions thereof and applicable law, except that the name of SpectrumDNA Holdings as set forth therein shall be "SpectrumDNA, Inc.".

(c) The Certificate of Incorporation of the Surviving Company in effect on the Effective Time shall be amended in accordance with Section 251(g) of the General Corporation Law of Delaware as follows:

(i) Article FIRST of the Certificate of Incorporation of the Surviving Company shall be amended to read in its entirety as follows:

"FIRST: The name of the Corporation is **SpectrumDNA Studios, Inc.**"

(ii) Article FOURTH of the Certificate of Incorporation of the Surviving Company shall be amended to read in its entirety as follows:

"FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of common stock with a par value of

$.001 each, all of one class."

(iii) The Certificate of Incorporation of the Surviving Company shall be amended, pursuant to the requirements of Section 251(g) of the General Corporation Law of Delaware, to add a new Article FIFTHTEENTH thereto, to read in its entirety as follows:

"FIFTHTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of Delaware or its Certificate of Incorporation the approval of the stockholders of the Corporation (other than the election or removal of directors of the Corporation), shall, pursuant to Section 251(g) of the General Corporation Law of Delaware, require, in addition, the approval of the stockholders of SpectrumDNA, Inc., a Delaware corporation which is a "holding company" with respect to the Corporation (as such term is defined in Section 251(g) of the General Corporation Law of Delaware), or any successor by merger, by the same vote as is required by the General Corporation Law of Delaware or this Certificate of Incorporation."

(d) The By-Laws of the Surviving Company in effect on the Effective Time shall continue to be the By-Laws of the Surviving Company until amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Company as set forth therein shall be "SpectrumDNA Studios, Inc.".

8. **Directors and Officers.** The members of the Board of Directors of the Surviving Company immediately prior to the Effective Time shall become the members of the Board of Directors of SpectrumDNA Holdings at the Effective Time. The officers of the Surviving Company immediately prior to the Effective Time shall become the officers of SpectrumDNA Holdings at the Effective Time and shall hold the same offices in SpectrumDNA Holdings as they did in the Surviving Company until the expiration of their respective terms of office and until their successors have been elected and qualified. The members of the Board of Directors of the Merger Sub immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Company at the Effective Time. The officers of the Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Company at the Effective Time and shall hold the same offices in the Surviving Company as they did in the Merger Sub until the expiration of their respective terms of office and until their successors have been elected and qualified.

9. **Employee Benefit Plans.** Effective upon the Effective Time, the Surviving Company hereby assigns, transfers and conveys to SpectrumDNA Holdings, and SpectrumDNA Holdings hereby accepts and assumes, all of the Surviving Company's rights and obligations under any and all employee benefit plans of the Surviving Company (the "Benefit Plans"), together with all agreements related thereto, as if the Benefit Plans had been adopted by SpectrumDNA Holdings.

10. **Abandonment**. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of the Surviving Company, SpectrumDNA Holdings and the Merger Sub or any of them.

11. **Additional Actions**. Subject to the terms of this Agreement and Plan of Merger, the parties hereto shall take all such reasonable and lawful actions as may be necessary, advisable or appropriate in order to effectuate the Merger and the transactions contemplated hereunder.

12. **Amendment**. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Surviving Company, SpectrumDNA Holdings and the Merger Sub at any time prior to the Effective Time.

13. **Governing Law**. This Agreement and Plan of Merger and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

14. **Counterparts**. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

SpectrumDNA, Inc.

By: ______________________
Name: James A. Banister
Title: President

Attest:

____
James A. Banister, Secretary

SpectrumDNA Holdings, Inc.

By: ______________________
Name: James A. Banister
Title: President

Attest:

____
James A. Banister, Secretary

SpectrumDNA Merger Sub, Inc.

By: ______________________
Name: James A. Banister
Title: President

Attest:

____
James A. Banister, Secretary

I, James A. Banister, Secretary of **SpectrumDNA, Inc.**, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of **SpectrumDNA, Inc.** pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

WITNESS my hand on this 18 day of January, 2008.

James A. Banister, Secretary

I, James A. Banister, Secretary of **SpectrumDNA Holdings, Inc.**, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of **SpectrumDNA Holdings, Inc.** pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

WITNESS my hand on this 18 day of January, 2008.

James A. Banister, Secretary

I, James A. Banister, Secretary of **SpectrumDNA Merger Sub, Inc.**, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, was adopted by the Board of Directors of **SpectrumDNA Merger Sub, Inc.** pursuant to Section 251(g) of the General Corporation Law of Delaware; and that the conditions specified in the first sentence of Section 251(g) of the General Corporation Law of Delaware have been satisfied.

WITNESS my hand on this 18 day of January, 2008.

James A. Banister, Secretary